UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2006
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     The Company has been served with a derivative complaint filed by a shareholder against current and former officers and directors of the Company. The complaint, filed in the Circuit Court for Harford County, Maryland, alleges state law claims for breach of fiduciary duty and unjust enrichment arising from alleged backdating of stock option grants. The Board of Directors has directed a special committee of the board to investigate these allegations. This special committee has the authority to retain independent counsel and such other advisers as it deems appropriate to assist in the investigation.
     In addition, the company has also received a letter from a law firm, allegedly on behalf of an unidentified shareholder, demanding that the Board of Directors recover short swing profits alleged to be made by officers and directors in alleged violations of Section 16(b) of the Securities Exchange Act of 1934. The special committee will investigate these allegations, as well.
     The Company has previously disclosed that the Company and its subsidiary, Mykotronx, Inc. (“Mykotronx”), filed suit against L-3 Communications Corporation (“L-3”) for declaratory judgment in the Circuit Court for Harford County, Maryland. L-3 has alleged in written and oral communications with the Company that one or more products marketed and sold by the Company or by Mykotronx, including Mykotronx’s KIV-7M, violate exclusive licensing and noncompetition provisions of an agreement (the “Agreement”) signed by L-3 and Cylink Corporation (“Cylink”). Cylink was acquired by SafeNet in 2003, and subsequently merged into SafeNet. SafeNet’s suit seeks, among other things, a declaratory judgment from the court that no exclusive licensing obligations have been violated, that as a matter of contract, obligations undertaken by Cylink do not bind the activities of SafeNet or Mykotronx unrelated to the technology that is the subject of the Agreement, and further that, to the extent any noncompetition provision in the Agreement is interpreted to prohibit competition in any product market generally, such provision is unenforceable under applicable law. L-3 has filed suit against the Company in the Supreme Court for the State of New York, County of New York, seeking unspecified damages and injunctive relief relating to alleged violations of exclusive licensing and noncompetition provisions of the Agreement. Such alleged violations include the marketing, development and sale of the KIV-7M. The Company has filed a motion to dismiss L-3’s suit.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 2, 2006

SAFENET, INC.
By:	/s/ Anthony A. Caputo
Anthony A. Caputo,
Chairman and Chief Executive Officer